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                                                                    EXHIBIT 3.34


                           ARTICLES OF INCORPORATION

                                       OF

                            SEA MAR MANAGEMENT, INC.


STATE OF LOUISIANA       :

PARISH OF ORLEANS        :


          BE IT KNOWN, on this 6th day of December, 1990,

          BEFORE ME, the undersigned Notary Public, duly commissioned and qualified, in and for the State and Parish aforesaid, personally came and appeared the subscriber hereto, of the full age of majority, who declared to me, in the presence of the undersigned competent witnesses, that, availing himself of the provisions of the Louisiana Business Corporation Law, he does hereby organize himself, his successors and assigns, into a corporation in pursuance of that law, under and in accordance with the following articles of incorporation:

                                   Article 1

                                      Name

          The name of this corporation is:

               Sea Mar Management, Inc.

                                   Article 2

                              Objects and Purposes

          The purpose or purposes for which this Corporation is organized and the nature of the business to be carried on by it are stated and declared to be as follows:

          To enter into any business lawful under the laws of the State of Louisiana, either for its own account, or for the account of others, as agent, and either as agent or principal, to enter upon or engage in any kind of business of any nature whatsoever, in which corporations organized under the Louisiana

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     Business Corporation Law may engage and to the extent not prohibited thereby to enter upon and engage in any kind of business of any nature whatsoever in any other state of the United States of America, any foreign nation, and any territory of any country to the extent permitted by the laws of such other state, nation or territory.

                                   Article 3

                                    Duration

     The duration of this corporation shall be in perpetuity, or such maximum period as may be authorized by the laws of Louisiana.

                                   Article 4

                               Authorized capital

     The total authorized capital stock of this corporation shall be One Hundred (100) shares of common stock with no par value.

                                   Article 5

                            Consents of Shareholders

     Consents in writing to corporate action may be signed by the shareholders having that proportion of the total voting power which would be required to authorize or constitute such action at a meeting of shareholders.

                                   Article 6

                                   Directors

     All of the corporate powers of this corporation shall be vested in, and all of the business and affairs of this corporation shall be managed by, a board of directors, as may be elected from time to time by the shareholders; provided, that if the number of shareholders of this corporation is ever less than three, the



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number of directors may be reduced to the number of shareholders. The initial board shall consist of the following sole director:

          Al A. Gonsoulin

     The Board of Directors shall have authority to make and alter by-laws, including the right to make and alter bylaws fixing their qualifications, classifications, or terms of office, or fixing or increasing their compensation, subject to the power of the shareholders to change or repeal the by-laws so made.

     Any director absent from a meeting may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of said absent director, filed with the Secretary.

                                   Article 7

                        Limitation on Personal Liability
                           of Directors and Officers

     No officer or director shall have personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, however, this article shall not eliminate or limit the liability of a director or officer (a) for any breach of the director's or officer's duty of loyalty to the Corporation or its shareholders (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for liability under R.S. 12:92(D); or (d) for any transaction from which the director or officer derived an improper personal benefit.

                                   Article 8

                         Capital Surplus and Dividends

     The Board of Directors shall have such power and authority with respect to capital, surplus and dividends, including allocation, increases, reduction, utilization, distribution and payment, as is permitted and provided in Sections 61, 62 and 63 of the Louisiana Business Corporation Law or other applicable law.



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                                   Article 9

                       Purchase and Redemption of Shares

     The corporation may purchase or redeem its own shares in the manner and on the conditions permitted and provided in Section 55 of the Business Corporation Law or other applicable law, and as may be authorized by the Board of Directors; and shares so purchased may be reissued and disposed of as authorized by law, or may be cancelled and the capital stock reduced, as the Board of Directors may, from time to time, determine, in accordance with law.

                                   Article 10

                                  Incorporator

     The name and post office address of the incorporator is:

          Thomas F. Getten
          One Shell Square, 50th Floor
          New Orleans, Louisiana 70139


                                   Article 11

                    Amendments to Articles of Incorporation

     Any amendment to these Articles of Incorporation for which a larger vote is not specifically made mandatory by the Louisiana Business Corporation Law may be made by a majority of the voting power present of the shareholders entitled to vote under these articles. In addition, if an amendment adversely affects the rights of any class or classes of shareholders, a majority of the voting power present of that class or classes, whether or not that class is entitled to vote, is required.

                                   Article 12

                             Reversion of Dividends

     Any cash, property or share dividends, shares issuable to shareholders in connection with a re-classification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within a reasonable time shall revert in full ownership to the Corporation in accordance with the provisions of Section 24(C)(3) of the Business Corporation Law or other applicable law.

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                                   Article 13

               Convertible Securities and Stock - Purchase Rights


          The corporation may issue convertible securities and rights to convert shares or obligations of the corporation into shares of any authorized class of stock, and the right or option to purchase shares of any authorized class of stock, in the manner and on the conditions permitted and provided in
Section 56 of the Business Corporation Law or other applicable law, and as may be authorized by the Board of Director.

          THUS DONE AND PASSED on the day and date first above written in my presence and in the presence of the undersigned competent witnesses who hereunto sign their names with the said appearer and me, Notary, after reading of the whole.


WITNESSES:

/s/ B. J. HANKS
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                                        /s/ THOMAS F. GETTEN
                                        ------------------------------------
                                        THOMAS F. GETTEN

/s/ [ILLEGIBLE]
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                         /s/ LINDA LUSK
                         ------------------------------------
                                   NOTARY PUBLIC

                                       [SEAL]




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